Exhibit 4.44

Share Transfer Agreement

on

Shenzhen Xinyuhao Technology Co., Ltd.

among

Jianianhua (Tianjin) Information Technology Co., Ltd.

and

Anquying (Tianjin) Technology Co., Ltd.,

Yunnan Zhongzhiyuan Yunda Automobile Sales Co., Ltd.

(month)                (day), 2019

Share Transfer Agreement

This Share Transfer Agreement (this “Agreement”) was entered into on December 20, 2019 in Chaoyang District, Beijing by and between:

Transferor:

Jianianhua (Tianjin) Information Technology Co., Ltd., a limited liability company incorporated in Tianjin under the laws of the People’s Republic of China (hereinafter referred to as “Jianianhua” or the “Transferor”);

Transferees:

Anquying (Tianjin) Technology Co., Ltd., a limited liability company incorporated in Tianjin under the laws of the People’s Republic of China (hereinafter referred to as “Anquying” or the “Transferee 1”);

Yunnan Zhongzhiyuan Yunda Automobile Sales Co., Ltd., a limited liability company incorporated in Yunnan under the laws of the People’s Republic of China (hereinafter referred to as “Zhongzhiyuan” or the “Transferee 2”);

The Transferor and Transferees above are referred to collectively as the “Parties” and individually as a “Party.”

Whereas:

1.

Shenzhen Xinyuhao Technology Co., Ltd. (hereinafter referred to as “Xinyuhao” or the “Company”) is a limited liability company incorporated in Shenzhen in accordance with the laws of the People’s Republic of China and has the registered capital of RMB 500,000 Yuan, while Jianianhua holds 100% equity interests in the Company.

2.

Under the conditions and terms provided herein, Jianianhua agrees to transfer 100% equity interests (hereinafter referred to as the “Target Shares”) it holds in the Company to the Transferees, including transferring 40% equity interests it holds in the Company to Anquying, and transferring 60% equity interests it holds in the Company to Zhongzhiyuan, and the Transferees agree to purchase the Target Shares from Jianianhua.

The Parties reached the following agreement for mutual compliance through friendly negotiation in accordance with the provisions of the relevant laws and regulations of the People’s Republic of China.

Article 1 Transfer of Shares

1.

Jianianhua intends to transfer 40% equity interests in the Company to Anquying at the share transfer price of RMB [80,000] Yuan, and transfer 60% equity interests in the Company to Zhongzhiyuan at the share transfer price of RMB [120,000] Yuan; the total transfer price is RMB [200,000] yuan (hereinafter referred to as the “Total Share Transfer Price”).

2.	After the share transfer is completed, the shareholding structure of the Company is as follows:

Name of Shareholder	Contribution Amount (RMB Ten thousands Yuan)	Contribution Ratio (%)
Anquying (Tianjin) Technology Co., Ltd.	20	40
Yunnan Zhongzhiyuan Yunda Automobile Sales Co., Ltd.	30	60
Total	50	100

Article 2 Payment and Relevant Arrangement

1.	The Parties shall separately negotiate about the specific time and method of payment.

2.

The Transferor and the Transferee agree that, the obligations of the Transferees to pay the share transfer price in full hereunder are completely fulfilled once the Transferees make payment for the share transfer price in accordance with the payment arrangement separately agreed upon between the Parties.

Article 3 Modification Registration and Filing with the Administration for Industry and Commerce

1.

The Transferor and Transferees shall complete the formalities for the registration of modification with the administration for industry and commerce for the share transfer within 20 working days from the execution of this Agreement, for which the Parties shall cooperate with each other in providing relevant information. If the formalities for the registration of modification with the administration for industry and commerce cannot be completed within the time limit above due to changes in the relevant modification procedure or policy of the administration for industry and commerce, both the Transferor and the Transferees acknowledge to automatically extend the time limit to the time when such formalities are completed; if the formalities for the registration of modification with the administration for industry and commerce cannot be completed due to changes in the policy of the administration for industry and commerce, neither the Transferor nor the Transferees shall be held liable, and this Agreement shall be rescinded.

2.

As from the date when the registration of modification with the administration for industry and commerce is completed, the Transferees shall be entitled to and liable for the rights and obligations related to all the assets and liabilities of the Company in proportion to their shareholding ratios.

3.

The Transferees shall pay their contributions to the Company in full in proportion to their contribution ratios within 20 working days from the date when the registration of modification with the administration for industry and commerce is completed for the share transfer.

Article 4 Representations and Warranties of the Transferor

The Transferor makes the following representations and warranties to the Transferees, and undertakes that the following representations and warranties are true, accurate, and complete as of the execution date of this Agreement:

1.	The Company is a limited company duly established and validly existing under the laws of its place of registration; the Transferor is a lawful holder of the Target Shares.

2.

The Transferor, on a voluntary basis, has the full rights and authorities to enter into and perform this Agreement and complete the transaction contemplated hereunder. The Transferor shall obtain the lawful and valid authorization for all necessary acts taken for this Agreement and all the transactions contemplated hereunder. This Agreement constitutes lawful, valid, and binding obligations of the Transferor.

3.

The execution and performance of this Agreement is not in contradiction or conflict with the prevailing Articles of Association of the Company, the laws, regulations, and administrative orders of government authorities applicable to the Transferor, or other agreements or legal documents to which the Transferor is a party.

4.

Prior to the date when the registration of modification with the administration for industry and commerce is completed for the share transfer, Jianianhua, as a shareholder holding 100% equity interests in the Company, shall be fully liable for the operating risks and debts, etc. of the Company.

5.

The Transferees shall be exempted from any obligations, liabilities, or losses for the Company’s acts in violation of laws or agreements (including but not limited to acts in violation of regulatory regulations and relevant provisions on the administration for industry and commerce, tax, labor, etc.) and the Company’s debts and liabilities existing prior to the date of the registration of modification with the administration for industry and commerce for the share transfer (such acts in violation of laws or agreements and such debts and liabilities are collectively referred to as “Liabilities Prior to AIC Modification Registration”). Jianianhua undertakes that, if the Company is held liable for any obligations, liabilities, or losses on the ground of the foregoing liabilities, Jianianhua shall address such liabilities and compensate the Company for its losses.

Article 5 Representations and Warranties of Anquying

Anquying makes the following representations and warranties to Jianianhua, and undertakes that the following representations and warranties are true, accurate, and complete as of the execution date of this Agreement and from the execution date of this Agreement to the date of payment:

1.	Anquying is a limited liability company duly established and validly existing under the laws of its place of domicile.

2.

Anquying, on a voluntary basis, has the full rights and authorities to enter into and perform this Agreement and complete the transaction contemplated hereunder. Anquying has been lawfully and validly authorized to enter into this Agreement. This Agreement constitutes lawful, valid, and binding obligations of Anquying.

3.

Anquying shall provide necessary documents and take necessary measures to assist the Company in obtaining all the government approvals, consents, permits, registration, and filing required under this Agreement or required for fully performing this Agreement.

4.

After the registration of modification with the administration for industry and commerce is completed, Anquying shall bear the liabilities and enjoy the rights as a shareholder in proportion to its shareholding ratio in accordance with the provisions of the Company Law; and Anquying shall be correspondingly liable for the obligations, liabilities, or losses for the Company’s acts in violation of laws or agreements (including but not limited to acts in violation of regulatory regulations and relevant provisions on the administration for industry and commerce, tax, labor, etc.) and the Company’s debts and liabilities after the registration of modification with the administration for industry and commerce is completed.

Article 6 Representations and Warranties of Zhongzhiyuan

Zhongzhiyuan makes the following representations and warranties to Jianianhua, and undertakes that the following representations and warranties are true, accurate, and complete as of the execution date of this Agreement and from the execution date of this Agreement to the date of payment:

1.	Zhongzhiyuan is a limited liability company duly established and validly existing under the laws of its place of domicile.

2.

Zhongzhiyuan, on a voluntary basis, has the full rights and authorities to enter into and perform this Agreement and complete the transaction contemplated hereunder. Zhongzhiyuan has been lawfully and validly authorized to enter into this Agreement. This Agreement constitutes lawful, valid, and binding obligations of Zhongzhiyuan.

3.

Zhongzhiyuan shall provide necessary documents and take necessary measures to assist the Company in obtaining all the government approvals, consents, permits, registration, and filing required under this Agreement or required for fully performing this Agreement.

4.

After the registration of modification with the administration for industry and commerce is completed, Zhongzhiyuan shall bear the liabilities and enjoy the rights as a shareholder in proportion to its shareholding ratio in accordance with the provisions of the Company Law; and Zhongzhiyuan shall be correspondingly liable for the obligations, liabilities, or losses for the Company’s acts in violation of laws or agreements (including but not limited to acts in violation of regulatory regulations and relevant provisions on the administration for industry and commerce, tax, labor, etc.) and the Company’s debts and liabilities after the registration of modification with the administration for industry and commerce is completed.

Article 7 Taxes and Charges

The Parties to the transaction shall bear their respective taxes and charges (such as income taxes and stamp duties) related to the share transfer in accordance with law.

Article 8 Rescission and Termination

1.	This Agreement may be rescinded upon the occurrence of any of the following:

(1)	The Parties hereto both agree, in writing, to rescind this Agreement.

(2)	A statutory force majeure event occurs, preventing the Parties from performing this Agreement or achieving the objective of this Agreement.

(3)

The Transferor materially violates any representation or warranty made in Article 4 hereof, or the representations and warranties are untrue, in which case either Transferee may unilaterally terminate this Agreement by sending a written notice.

(4)

The Transferees materially violate any representation or warranty made in Article 5 and Article 6 hereof, or the representations and warranties are untrue, in which case the Transferor may unilaterally terminate this Agreement by sending a written notice.

2.	Effects of rescission and termination:

(1)	The rights and obligations hereunder are terminated once this Agreement is rescinded or terminated in accordance with any of the foregoing provisions.

(2)

After this Agreement is rescinded or terminated, the Parties hereto shall, on the principles of fairness, reasonableness, and good faith, refund the amounts (if any) obtained from the other Party under this Agreement, return the shares received under this Agreement, and restore the state prior to the execution of this Agreement.

(3)

If, by reason of the Transferor, the Company fails to complete the registration of modification with the administration for industry and commerce within 20 working days for the share transfer, or the objective of this Agreement cannot be achieved, or Jianianhua violates the provisions of Article 2 hereof, either Transferee may unilaterally terminate this Agreement. Meanwhile, Jianianhua shall be liable for the direct economic losses (if any) caused to the Transferees.

(4)

If, by reason of the Transferees, the Company fails to complete the registration of modification with the administration for industry and commerce within 20 working days for the share transfer, or the objective of this Agreement cannot be achieved, or the Transferees violate the provisions of Article 2 hereof, Jianianhua may unilaterally terminate this Agreement. Meanwhile, the Transferees shall, in proportion to the shares to be purchased, be liable for the direct economic losses (if any) caused to Jianianhua.

(5)

After this Agreement is rescinded or terminated, unless otherwise provided herein, all the rights and obligations of the Parties hereunder shall be immediately terminated, and neither Party has any other claim against the other Party under this Agreement or on the ground of the rescission of this Agreement except for the liabilities to be borne in accordance with the provisions of Items (3) and (4) of Paragraph 2 of Article 8 hereof.

Article 9 Confidentiality

1.

Unless otherwise provided herein, the Parties hereto shall make their best efforts to keep the confidentiality of any technical or business information (“Confidential Information”) in any form of the other Party obtained by performing this Agreement, such information including but not limited to any content hereof and other possible cooperation and transactions between the Parties. Any Party shall restrict such information only to its employees, agents, contractors, suppliers, etc. that are required to know such information for properly performing the obligations hereunder.

2.

The party obtaining Confidential Information shall not engage in transactions of assets, stocks, or valuable securities related to the other party or the affiliate of the other party by using the non-public information it obtained about the other party or the affiliate of the other party.

3.	The limit above is not applicable to:

(1)	Information generally available to the public at the time of disclosure;

(2)	Information that becomes generally available to the public after the disclosure not due to the faults of the receiving party;

(3)	Information proven to be in possession of the receiving party prior to the disclosure instead of being obtained, directly or indirectly, from the other party; or

(4)

Confidential Information that any Party is obliged to disclose to relevant government authority or stock exchange under the requirements of government laws and regulations or stock exchange rules, or that is disclosed by any Party to its direct legal advisers and financial advisers as required by normal business operation.

4.

Any Party hereto shall instruct its directors, senior officers, and other employees, and the directors, senior officers, and other employees of its affiliate to abide by the confidentiality obligations.

Article 10 Liabilities for Breach of Agreement and Indemnity

Any Party in breach of this Agreement shall be liable for compensating the other Party for all its actual and direct losses caused by such breach. The breaching party shall indemnify, hold harmless, and pay relevant amounts for the non-breaching party and their respective right and obligation successors, affiliates, and representatives (collectively, “Indemnified Party”) under the following circumstances: (a) the breaching party breaches any representation or warranty it made in this Agreement, or its representations and warranties are untrue; and (b) the breaching party breaches or fails to fully perform the promises, agreements, warranties, or obligations hereunder except for those exempted by the other Party in writing. The breaching party shall compensate the Indemnified Party for its direct losses (including investigation and defense expenses, and reasonable attorney’s fees) caused by the foregoing circumstances.

Article 11 Applicable Law and Dispute Resolution

1.	Applicable law: This Agreement is governed by the laws of China.

2.

Dispute resolution: Any dispute arising from or in connection with this Agreement shall be solved by the Parties through friendly negotiation. If the negotiation fails, either Party may submit the dispute to a competent people’s court at the place of execution for resolution via litigation.

Article 12 Mailing Addresses and Mode of Service

Jianianhua (Tianjin) Information Technology Co., Ltd.:

Mailing address: Room 255-14 (Centralized Office Zone), Building 13, No. 2, Hongwang Road, Jingjin E-commerce Industrial Park, Wuqing District, Tianjin

Attention:

Anquying (Tianjin) Technology Co., Ltd.:

Mailing address: Pintec Group, Heng’an Plaza, No. 17 North Dongsanhuan Road, Chaoyang District, Beijing

Attention:

Yunnan Zhongzhiyuan Yunda Automobile Sales Co., Ltd.

Mailing address: No. 225, Guangfu Road, Kunming City, Yunnan Province

Attention:

The mailing addresses above are the addresses for each Party to receive the documents from the other Party, and any Party shall immediately notify the other Party of its new mailing address in the event of changes to its mailing address. If a document mailed by a party to the other party according to the address above cannot be served by reason of any change in the address of the other party, the mailing party may deem the document as served and received by the other party from the 3 days after the mailing date.

Article 13 Miscellaneous

1.	Any modification to this Agreement shall be made as a written agreement signed by the duly authorized representatives of the Parties, and shall be an integral part of this Agreement.

2.	Headings: The headings contained herein are for reference only without affecting the meanings or interpretation of this Agreement by any means.

3.	If any one or more provisions hereof, or any one or more legal documents related to the share transfer are held invalid, illegal, or unenforceable under any relevant laws:

(1)

The validity, legality, and enforceability of other provisions hereof shall not be affected or damaged but shall be fully valid, and except for the agreements that are held as invalid, illegal, or unenforceable, the validity, legality, and enforceability of other agreements related to the share transfer shall not be affected or damaged but shall be fully valid;

(2)

The Parties shall immediately replace such invalid, illegal, or unenforceable provisions or agreements with valid, legal, and enforceable provisions or agreements with the intention closest to that of the invalid, illegal, or unenforceable provisions or agreements.

4.	This Agreement is made in four originals, each Party holding one original.

5.	This Agreement shall become effective after being signed by the legal representatives or duly authorized representatives of the Parties and being affixed with their official stamps.

(No text below; signature page follows)

[This page contains no text, but is the signature page to the Share Transfer Agreement]

Transferor:

Jianianhua (Tianjin) Information Technology Co., Ltd. (Official stamp)

/s/ Jianianhua (Tianjin) Information Technology Co., Ltd.

Legal representative: /s/ HUANG Zexiong

Transferee 1:

Anquying (Tianjin) Technology Co., Ltd. (Official stamp)

/s/ Anquying (Tianjin) Technology Co., Ltd.

Legal representative: /s/ WEI Wei

Transferee 2:

Yunnan Zhongzhiyuan Yunda Automobile Sales Co., Ltd. (Official stamp)

/s/ Yunnan Zhongzhiyuan Yunda Automobile Sales Co., Ltd.

Legal representative: /s/ ZHANG Chenli